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                                                                       EXHIBIT 1

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                           [___________], 2004

Investors Bank & Trust Company
Financial Products Services
200 Clarendon Street
Boston, MA  02116

Re: Amendment to the Custodian Agreement (the "Agreement"), dated August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC ("GMO") and Investors Bank & Trust Co. ("IBT"), as amended.

Ladies and Gentlemen:

         GMO Trust hereby notifies you that it has established two additional series of shares, namely, the "GMO Global Equity Asset Allocation Fund" and the "GMO U.S. Sector Asset Allocation Fund" (the "New Funds"). The Trust (as defined in the Agreement) desires that you serve as custodian of the assets of the New Funds under the terms of the Agreement.

         If you agree to so serve as custodian for the New Funds, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon each of the New Funds shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, GMO and you in accordance with its terms.

                                   Sincerely,

                                   GMO TRUST

                                   By: ________________________
                                       Name:  Elaine M. Hartnett
                                       Title: Vice President and Secretary

                                   GRANTHAM, MAYO,
                                   VAN OTTERLOO & CO. LLC

                                   By: ________________________
                                       Name:  Elaine M. Hartnett
                                       Title: Associate General Counsel

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Investors Bank & Trust Company             - 2            [_______________],2004

The foregoing is hereby
accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By: _______________________
      Name:
      Title: